Exhibit 21.1

SUBSIDIARIES OF DCP MIDSTREAM, LP

Entity	Jurisdiction of Organization
Centana Intrastate Pipeline, LLC	Delaware
Cimarron River Pipeline, LLC	Delaware
Collbran Valley Gas Gathering, LLC	Colorado
CrossPoint Pipeline, LLC	Delaware
Dauphin Island Gathering Partners	Texas
DCP Assets Holding GP, LLC	Delaware
DCP Assets Holding, LP	Delaware
DCP Black Lake Holdings, LP	Delaware
DCP Dauphin Island, LLC	Delaware
DCP Douglas, LLC	Colorado
DCP East Texas Gathering, LLC	Delaware
DCP Grands Lacs LLC	Michigan
DCP Guadalupe Pipeline, LLC	Delaware
DCP Hills Holding, LLC	Delaware
DCP Hinshaw Pipeline, LLC	Delaware
DCP Intrastate Network, LLC	Delaware
DCP Intrastate Pipeline, LLC	Delaware
DCP Lindsay, LLC	Delaware
DCP Litchfield LLC	Michigan
DCP LP Holdings, LLC	Delaware
DCP Lucerne 2 Plant LLC	Delaware
DCP Michigan Holdings LLC	Delaware
DCP Michigan Pipeline & Processing LLC	Michigan
DCP Midstream GP, LLC	Delaware
DCP Midstream GP, LP	Delaware
DCP Midstream Holding, LLC	Delaware
DCP Midstream Marketing, LLC	Delaware
DCP Midstream Operating, LLC	Delaware
DCP Midstream Operating, LP	Delaware
DCP Mobile Bay Processing, LLC	Delaware
DCP New Mexico Development, LLC	Delaware
DCP NGL Operating, LLC	Delaware
DCP NGL Services, LLC	Delaware
DCP Operating Company, LP	Delaware
DCP Partners Colorado LLC	Delaware
DCP Partners Logistics, LLC	Delaware
DCP Partners MB I LLC	Delaware
DCP Partners MB II LLC	Delaware
DCP Pipeline Holding LLC	Delaware
DCP Raptor Pipeline, LLC	Delaware
DCP Saginaw Bay Lateral LLC	Delaware
DCP Sand Hills Interstate Pipeline, LLC	Delaware

DCP Sand Hills Pipeline, LLC	Delaware
DCP Sand Holding, LLC	Delaware
DCP South Central Texas LLC	Delaware
DCP Southern Hills Intrastate Pipeline, LLC	Delaware
DCP Southern Hills Pipeline, LLC	Delaware
DCP Southern Holding, LLC	Delaware
DCP Tolar Gas Service, LLC	Delaware
DCP Tolar Pipeline, LLC	Delaware
DCP Wattenberg Pipeline LLC	Delaware
DCP Zia Plant LLC	Delaware
Discovery Gas Transmission LLC	Delaware
Discovery Producer Services LLC	Delaware
EasTrans, LLC	Delaware
EE Group, LLC	Michigan
Fuels Cotton Valley Gathering, LLC	Delaware
Gas Supply Resources Holdings, LLC	Delaware
Gas Supply Resources LLC	Texas
Jackson Pipeline Company	Michigan
Marysville Hydrocarbons Holdings, LLC	Delaware
Marysville Hydrocarbons LLC	Delaware
National Helium, LLC	Delaware
Ozona Gas Processing Plant	Texas
Panola Pipeline Company, LLC	Texas
Pine Tree Propane, Limited Liability Company	Maine
Saginaw Bay Lateral Michigan Limited Partnership	Michigan
Texas Express Pipeline LLC	Delaware
Webb/Duval Gatherers	Texas
Wilbreeze Pipeline, LLC	Delaware